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                                                                       EXHIBIT 5


                               [SEARS LETTERHEAD]


                                                              September 23, 1999


SRFG, Inc., as Originator
  of Sears Credit Account Master Trust II
3711 Kennett Pike
Greenville, Delaware 19807


         Re:  Sears Credit Account Master Trust II, Series 1999-2
               Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, I, Steven M. Cook, Deputy General Counsel of Sears, Roebuck and Co., have examined your Registration Statement on Form S-3 (Registration No. 33-97744), together with the exhibits thereto (as amended, the "Registration Statement"), registering credit account pass-through certificates representing undivided interests in the Sears Credit Account Master Trust II (the "Trust"), and the related Prospectus and Prospectus Supplement, each dated September 16, 1999 (together, the "Prospectus"), filed by you with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of Series 1999-2 6.35% Class A Master Trust Certificates (the "Series 1999-2 Certificates"). The Series 1999-2 Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 31, 1994, as amended by the Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, as further amended by Amendment No. 2 to the Pooling and Servicing Agreement, dated as of December 21, 1995, and as supplemented by a related Series Supplement ("Series 1999-2 Supplement"), a copy of the form of which is included as Exhibit
4.4 to the Registration Statement and the specific terms of which are summarized in the Prospectus, each by and among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller (the "Company"), Sears, Roebuck and Co. as Servicer and Bank One, National Association (formerly The First National Bank of Chicago), as Trustee. I am familiar with the proceedings taken by the Company as originator of the Trust in connection with the authorization of the issuance and sale of the Series 1999-2 Certificates, and have examined such documents and such questions of law and fact as I have deemed necessary in order to express the opinion hereinafter stated.

         I am opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York in reliance on an opinion of Latham & Watkins of even date herewith, and I express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.
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         Based on the foregoing, I am of the opinion, as of the date hereof, that the Series 1999-2 Certificates, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Pooling and Servicing Agreement and the related Series 1999-2 Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series 1999-2 Supplement, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

         In rendering my opinion, I have assumed that, upon or prior to the issuance and sale of the Series 1999-2 Certificates, (i) the Series 1999-2 supplement will be duly authorized, executed and delivered by the Trustee, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 1999-2 Certificates will be so executed and delivered by properly authorized persons, and (iii) the purchase prices for the Class A Certificates of Series 1999-2 will be paid to you by the various underwriters named in the Prospectus.

         I hereby consent to the filing of this opinion as part of the Trust's Current Report on Form 8-K, dated September 23, 1999.

                                                         Very truly yours,



                                                         /s/ Steven M. Cook